HARRIS
                                            BEACH &
                                            WILCOX

                                            A LIMITED LIABILITY PARTNERSHIP

                                            ATTORNEYS AT LAW

                                            THE GRANITE BUILDING
                                            130 EAST MAIN STREET
                                            ROCHESTER, N.Y. 14604-1687
                                            (716) 232-4440

April 5, 1996





Intervest Corporation of New York
10 Rockefeller Plaza
Suite 1015
New York, New York 10020-1903

         Re:      Intervest Corporation of New York
                  ----------------------------------
                  Registration Statement on Form S-11
                  -----------------------------------

Ladies and Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-11 (the "Registration Statement") filed by Intervest Corporation of New York (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), in connection with the proposed offering of up to $11,000,000 aggregate principal amount of the Company's Registered Floating Rate Redeemable Subordinated Debentures (the "Debentures"). Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Registration Statement.

     In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, certificates of public officials and officers of the Company and such other documents and records as we have deemed necessary or appropriate for purposes of our opinion.

     Based on the foregoing, and subject to the qualifications and assumptions referred to herein, we are of the opinion that:

          (a) The Company is a corporation validly existing and in good standing under the laws of the State of New York.

          (b) The Debentures, when executed and authenticated in the manner set forth in the Indenture and issued, sold and delivered against payment therefor in accordance with the Underwriting Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable as to the Company in accordance with their terms, subject to (i) applicable bankruptcy, moratorium, insolvency, reorganization and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).







- -------------AFFILIATES ------   WASHINGTON, DC   --------- NEW YORK ----------
COPENHAGEN    LIVORNO   PARIS    STAMFORD, CT     ALBANY    ITHACA     ROCHESTER
KRISTIANSUND  LONDON    OSLO     HACKENSACK, NJ   BUFFALO NEW YORK CITY SYRACUSE

Intervest Corporation of New York                              HARRIS
April 5, 1996                                                  BEACH &
Page 2                                                         WILCOX

     The opinions set forth above are subject to the following qualifications and assumptions:

     We have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the truth of all facts recited in all relevant documents.

     The opinions set forth above are limited to the laws of the State of New York and the federal law of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "Legal Opinions."

                                            Very truly yours,

                                            HARRIS BEACH & WILCOX LLP

                                            By  /s/   THOMAS E. WILLETT
                                                ------------------------------
                                                      Thomas E. Willett




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